EXHIBIT 10.24

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated March 25, 2013, is entered into by and among Heat Biologics, Inc., a Delaware corporation (the “Company”), each holder of Series B Preferred Stock (including, with their permitted transferees or assigns, the “Purchasers”), and each of the Persons listed on Schedule 2 attached hereto (each, an “Existing Stockholder” and collectively, the “Existing Stockholders”). The Purchasers and the Existing Stockholders are sometime collectively referred to as the “Stockholders.” This Agreement shall become effective as of the Closing (as defined therein) of that certain Series B Preferred Stock Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) by and among the Company and the Purchasers named therein.

RECITALS

A. The Company and the Purchasers are parties to the Purchase Agreement pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase, shares of the Company’s shares of Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred”), and shares of Series B-2 Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred” together with the Series B-1 Preferred, the “Series B Preferred Stock”).

B. The Company’s and the Purchasers’ respective obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

C. The Company and the Existing Stockholders are currently party to an Amended and Restated Stockholders’ Agreement dated May 18, 2010, (the “Stockholders’ Agreement”) and the Existing Stockholders desire to terminate the Stockholders’ Agreement and to accept the rights created pursuant to this Agreement in lieu of the voting rights granted to them under the Stockholders’ Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

VOTING

Section 1.1

Agreement to Vote. Each Purchaser, as a holder of Series B Preferred Stock, hereby agrees to hold: (a) all of the shares of Series B Preferred Stock registered in its name, (b) any of the Company’s securities issued with respect to, upon conversion of, or in exchange or substitution for the Series B Preferred Stock and (c) any other voting securities of the Company that such Purchaser currently holds or subsequently acquires (hereinafter collectively referred to as the “Purchaser Shares”), subject to the terms of this Agreement, and to vote the Purchaser Shares at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with the provisions of this Agreement. Each Existing Stockholder, as a holder of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), Series 1 Preferred Stock, par value $0.0001 per share (the “Series 1 Preferred Stock”), and/or Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), hereby agrees on behalf of itself and any permitted transferee or assignee of any such shares of Common Stock, Series 1 Preferred Stock or Series A Preferred Stock, as applicable, to hold: (x) all of the shares of Common Stock and Preferred Stock registered in its name, (y) any of the Company’s securities issued with respect to, upon conversion of, or in exchange or substitution for the Common Stock, Series 1 Preferred Stock or Series A Preferred Stock and (z) any other voting securities of the Company that such Existing Stockholder currently holds or subsequently acquires (hereinafter collectively referred to as the “Stockholder Shares”), subject to the terms of this Agreement, and to vote the Stockholder Shares at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with the provisions of this Agreement. The Purchaser Shares and Stockholder Shares are collectively referred to herein as the “Shares.”

Section 1.2

Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.3 Grant of Proxy. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1

Size and Composition of Board of Directors

. The size and composition of the Board of Directors shall be determined in accordance with the provisions of the Company's Third Amended and Restated Certificate of Incorporation filed on or about the date hereof with the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Bylaws. Each of the Stockholders agrees to refrain from taking any action, including voting his, her or its Shares, to amend such provisions unless the consent of the holders of the Series B Preferred Stock, Series 1 Preferred Stock and Series A Preferred Stock required therefor under the Restated Certificate has been obtained.

Section 2.2

Election of Directors. Subject to the provisions of the Restated Certificate and Bylaws as in effect from time to time after the date hereof, each Stockholder agrees that at each annual meeting of the Company’s stockholders, at any other meeting of the Company’s stockholders at which members of the Board are to be elected, and whenever members of the Board are to be elected by written consent, such Stockholder shall vote or act with respect to all of its Shares so as to elect directors in accordance with the following:

(a) At each election of directors in which the holders of the Common Stock, voting as a separate class, are entitled to elect directors of the Company, each Stockholder owning Common Stock will vote such Shares for the election of (i) one individual designated by holders of a majority of the then issued and outstanding share of Common Stock (the “Common Stock Designee”); (ii) one individual designated by holders of a majority of the then issued and outstanding shares of Series 1 Preferred Stock (the “Series 1 Designee”); (iii) one individual designated by holders of a majority of the then issued and outstanding shares of Series A Preferred Stock (the “Series A Designee”); (iv) one individual designated by holders of a majority of the then issued and outstanding shares of Series B Preferred Stock (the “Series B Designee”); (v) two individuals designated by holders of a majority of the then issued and outstanding shares of Common Stock and Series 1 Preferred Stock, voting together as a single class on an as-converted basis (the “Common/Series 1 Joint Designees”); and (vi) one independent individual designated by holders of a majority of the then issued and outstanding shares of the outstanding capital stock of the Company, voting together as a single class on an as-converted basis (the “Independent Director”).

(b) At each election of directors in which the holders of Series 1 Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, each Stockholder owning Series 1 Preferred Stock will vote such Shares for the election of (i) the Common Stock Designee; (ii) the Series 1 Designee; (iii) the Series A Designee; (iv) the Series B Designee; (v) the Common/Series 1 Joint Designees; and (vi) the Independent Director.

(c) At each election of directors in which the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, each Stockholder owning Series A Preferred Stock will vote such Shares for the election of (i) the Common Stock Designee; (ii) the Series 1 Designee; (iii) the Series A Designee; (iv) the Series B Designee; (v) the Common/Series 1 Joint Designees; and (vi) the Independent Director.

(d) At each election of directors in which the holders of Series B Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, each Stockholder owning Series B Preferred Stock will vote such Shares for the election of (i) the Common Stock Designee; (ii) the Series 1 Designee; (iii) the Series A Designee; (iv) the Series B Designee; (v) the Common/Series 1 Joint Designees; and (vi) the Independent Director.

Each such director shall hold office for the term specified in the Company’s Restated Certificate or Bylaws or until such director’s earlier death, resignation, removal or disqualification.

Section 2.3

Board Committees. The Company and each Stockholder hereby agrees to take any and all action necessary so as to cause the Series B Designee to be appointed to all key committees of the Board unless the holders of at least a majority of the Series B Preferred Stock waive such right with respect to any particular committee.

Section 2.4

Removal. Each Stockholder agrees to vote all of such Stockholder’s Shares from time to time and at all times and in whatever manner necessary (a) to oppose the removal without cause from office of any director designated for election in accordance with Section 2.2 if such removal is sought without the written consent of the Person or holders of Shares then entitled to designate such director and (b) in favor of removal of any director who fails to resign from the Board notwithstanding the request for such resignation from the Person or holders of Shares then entitled to designate such director for election, provided the Stockholders are requested by such Person or holders to take action to effectuate such removal.

Section 2.5

Filling Vacancies. In the event of a director’s resignation, death, removal or disqualification, the party who had the right to designate such director for election pursuant to Section 2.2 hereof shall promptly designate a new director. The Company agrees at the request of any Person or holders of Shares entitled to designate a director to call a special meeting of stockholders for the purpose of filling such vacancy.

Section 2.6

No Liability for Election of Directors. Neither the Company or any Stockholders, nor any officer, director, stockholder, partner, member, employee or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such designee pursuant to this Agreement.

Section 2.7

Conflicts of Interest.

(a) The Existing Stockholders and the Company recognize that the Purchasers, their Affiliates and the directors elected to the Board (or any committee thereof) by the holders of the Series B Preferred Stock: (i) have participated, directly or indirectly, and will continue to participate in venture capital and other direct investments in corporations, partnerships, joint ventures, limited liability companies and other Persons and other similar transactions, (ii) may have interests in, participate with, aid and maintain seats on the board of directors of other such entities and (iii) may develop opportunities for such entities (collectively, the “Position”). In such Position, such directors may encounter business opportunities that the Company or its stockholders may desire to pursue. The Existing Stockholders and the Company recognize that such opportunities may include, but shall not be limited to, identifying, pursuing and investing in entities, engaging broker-dealers and investment banking firms to perform certain services including, but not limited to, acting as underwriters or placement agents in securities offerings and obtaining investment funds from institutional and private stockholders or others.

(b) The Existing Stockholders and the Company agree that the Purchasers and the directors elected by the holders of Series B Preferred Stock shall have no obligation to the Company, the Existing Stockholders or to any other Person to present any such business opportunity to the Company before presenting and/or developing such opportunity with any other Persons, and the Company hereby renounces any interest or expectancy in, or any right or interest in being offered an opportunity to participate in any such business opportunity, other than such opportunities expressly presented to any such director for the Company’s benefit in his or her capacity as a director of the Company. Each Existing Stockholder and the Company acknowledge and agree that, in any such case, to the extent a court might hold that the conduct of such activity is a breach of a duty to the Company, such Existing Stockholder and the Company hereby waive any and all claims and causes of action that such Existing Stockholder and/or the Company believes that it may have for such activities. Each Existing Stockholder and the Company further agrees that the waivers and agreements in this Agreement identify certain types and categories of activities which do not violate the director’s duty of loyalty to the Company, and such types and categories are not manifestly unreasonable. The waivers and agreements in this Agreement apply equally to activities conducted in the future and activities that have been conducted in the past.

Section 2.8

No Limitation on Other Voting Rights. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Purchaser from acting in its sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1

Ownership, Authority, Etc. Each Existing Stockholder represents and warrants that: (a) such Existing Stockholder now owns its Stockholder Shares, free and clear of all liens, claims and encumbrances, and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement relating to its Stockholder Shares and (b) such Existing Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Existing Stockholder.

Section 3.2

No Voting or Conflicting Agreements. No Existing Stockholder shall: (a) except as contemplated by Section 3.3 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.3

Covenant to Vote. Each Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of obtaining a quorum, and shall vote such Stockholder’s Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement. In the event of an annual or special meeting of the Company’s stockholders called for the purpose of voting on the election of directors, each Stockholder shall vote such Stockholder’s Shares, either in person or by proxy, in favor of the election of directors designated for election in accordance with Section 2.2 hereof.

Section 3.4

Covenants of the Company.

(a) The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the designation and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by either: (i) the holders of a majority of the Purchaser Shares then outstanding in order to protect the rights of the Purchasers hereunder against impairment or (ii) the holders of a majority of the Stockholder Shares then outstanding in order to protect the rights of the Existing Stockholders against impairment.

(b) The Company, by its execution hereof, agrees that it will cause the certificates evidencing the shares of the Company’s capital stock subject to this Agreement to bear the legend required by Section 3.5 hereof, and that it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of the Company’s capital stock subject to this Agreement upon such holder’s written request to the Company. The parties hereto agree, however, that the Company’s failure to cause the certificates evidencing the shares of the Company’s capital stock subject to this Agreement to bear the legend required by Section 3.5 hereof and/or to supply, free of charge, a copy of this Agreement as provided under this Section 3.4, shall not affect the validity or enforcement of this Agreement.

Section 3.5

Legend on Share Certificates. Each certificate representing any shares of the Company’s capital stock subject to this Agreement, and any certificates representing shares of the Company’s capital stock which may be issued in the future to Existing Stockholders or to the Purchasers, shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

ARTICLE IV.

MISCELLANEOUS

Section 4.1

Term. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) a Qualified Public Offering (as defined in the Restated Certificate), (b) ten years from the date of this Agreement and (c) the date as of which the parties hereto terminate this Agreement by the written consent of (i) the holders of a majority of the Purchaser Shares then outstanding and (ii) the holders of a majority of the Stockholder Shares then outstanding.

Section 4.2

Entire Agreement. This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as provided in Section 4.3, there are no third party beneficiaries having rights under or with respect to this Agreement.

Section 4.3

Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns and to such additional Persons that may become stockholders of the Company and become parties hereto. In the event of the permitted transfer of any Shares that are subject to the provisions of this Agreement, this Agreement and the rights and obligations hereunder of the Stockholder transferring such Shares shall be deemed to be assigned by such Stockholder to the transferee and, upon such assignment and transfer, such transferee shall be deemed, for purposes of this Agreement, to be a “Purchaser” or “Existing Stockholder” as the case may be depending on whether the transferee acquired the Shares from a Purchaser or an Existing Stockholder, respectively; provided, however, that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. The Company may not assign its rights under this Agreement.

Section 4.4

Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to a Purchaser, to the address for such Purchaser set forth on

Schedule 1 hereto.

If to an Existing Stockholder, to the address for such Existing

Stockholder set forth on Schedule 2 hereto.

If to the Company:

Heat Biologics, Inc.

100 Europa Drive, Suite 420

Chapel Hill, North Carolina 27517

Phone: 919-240-7133

Attn: Jeff Wolf

With a copy to (which does not constitute notice):

Life Sciences Law

870 Martin Luther King, Jr. Blvd.

Chapel Hill, NC 27514

Phone: 919-933-4990

Attention: Sheila Mikhail

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 4.5

Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in New Castle County, Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 4.6

Arbitration. All parties shall resolve all disputes, controversies and differences which may arise between the parties, out of or in relation to or in connection with this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, after discussion in good faith attempting to reach an amicable solution. Provided that such disputes, controversies and differences remain unsettled after discussion between the parties, all parties agree that those unsettled matter(s) shall be finally settled by arbitration in New York, New York in accordance with the latest Rules of the American Arbitration Association. Such arbitration shall be conducted by one arbitrator appointed as follows: party will appoint one arbitrator and the appointed arbitrators shall appoint the deciding arbitrator. The decision of the tribunal shall be final and may not be appealed. The arbitral tribunal may, in its discretion award fees and costs as part of its award. Judgment on the arbitral award may be entered by any court of competent jurisdiction, including any court that has jurisdiction over either of the party or any of their assets.

Section 4.7

Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.8

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 4.9

Schedules and Amendments. The Company shall deliver to the parties hereunder a Schedule 1 listing all of the Purchasers and their holdings of Series B Preferred Stock within twenty (20) calendar days after the Closing. The Company will amend Schedule 1 and Schedule 2 hereto promptly to reflect additional Purchasers and Persons becoming Existing Stockholders subsequent to the date hereof, respectively, or permitted transfers as contemplated by this Agreement. An amendment or modification to any provision of this Agreement will require the written consent of the Company, the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock and the holders of at least a majority of the outstanding shares of each of the Common Stock, Series 1 Preferred Stock and the Series A Preferred Stock.

Section 4.10

Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 4.11

Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.12

Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 4.13

Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 4.14

Attorneys’ Fees. If any dispute among any parties arises in connection with this Agreement, each party shall pay its own attorneys’ fees and expenses, costs and expenses (including experts’ fees and expenses and the costs of enforcing this Section 4.14) incurred in connection therewith, including court costs.

Section 4.15

Aggregation of Stock. All Shares owned or acquired by any Purchaser or its Affiliated Persons shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 4.16

Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

Section 4.17

Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated by reference herein and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

COMPANY:	HEAT BIOLOGICS, INC.

By:
Name:
Title:

PURCHASER:
Address for Notices:	_____________________________________ INSERT NAME OF PURCHASER
___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

EVERY HOLDER OF THE COMPANY’S CAPITAL STOCK MUST SEPARATELY SIGN THIS AGREEMENT IN EACH AND EVERY CAPACITY IN WHICH SUCH HOLDER OWNS SHARES (I.E. AS A PURCHASER, A SERIES 1 PREFERRED HOLDER, A SERIES A PREFERRED HOLDER, AND/OR STOCKHOLDER.)

SERIES 1 PREFERRED HOLDER:
Address for Notices:	_____________________________________ INSERT NAME OF SERIES 1 PREFERRED HOLDER
___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

EVERY HOLDER OF THE COMPANY’S CAPITAL STOCK MUST SEPARATELY SIGN THIS AGREEMENT IN EACH AND EVERY CAPACITY IN WHICH SUCH HOLDER OWNS SHARES (I.E. AS A PURCHASER, A SERIES 1 PREFERRED HOLDER, A SERIES A PREFERRED HOLDER, AND/OR STOCKHOLDER.)

SERIES A PREFERRED HOLDER:
Address for Notices:	_____________________________________ INSERT NAME OF SERIES A PREFERRED HOLDER
___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

EVERY HOLDER OF THE COMPANY’S CAPITAL STOCK MUST SEPARATELY SIGN THIS AGREEMENT IN EACH AND EVERY CAPACITY IN WHICH SUCH HOLDER OWNS SHARES (I.E. AS A PURCHASER, A SERIES 1 PREFERRED HOLDER, A SERIES A PREFERRED HOLDER, AND/OR STOCKHOLDER.)

COMMON STOCK HOLDER:
Address for Notices:	_____________________________________ INSERT NAME OF COMMON STOCK HOLDER
___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

EVERY HOLDER OF THE COMPANY’S CAPITAL STOCK MUST SEPARATELY SIGN THIS AGREEMENT IN EACH AND EVERY CAPACITY IN WHICH SUCH HOLDER OWNS SHARES (I.E. AS A PURCHASER, A SERIES 1 PREFERRED HOLDER, A SERIES A PREFERRED HOLDER, AND/OR STOCKHOLDER.)

SCHEDULE 1

PURCHASERS

Name, Address and Facsimile Number

SCHEDULE 2

EXISTING STOCKHOLDERS

Name, Address and Facsimile Number

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of March 25, 2013 (the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)	Acknowledgment. The Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement;
(b)

Agreement. The Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Transferee were originally a party thereto; and

(c)	Notice. Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, 201__.

TRANSFEREE:

Name:
Title:
Address:
Facsimile:

Accepted and Agreed:

HEAT BIOLOGICS, INC.

By:______________________________

Name:

Title: